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                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 14, 1998 relating to the financial statements which appears in the Rambus, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the incorporation by reference of our report dated October 14, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP

San Jose, California
December 20, 1999